Exhibit 10.6
ADDITIONAL SECURED DEBT DESIGNATION
     Reference is made to the Collateral Trust Agreement dated as of June 24, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”) among Terremark Worldwide, Inc., a Delaware corporation (the “Company”), the Guarantors from time to time party thereto, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Indenture (as defined therein), the other Secured Debt Representatives from time to time party thereto and U.S. Bank National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Collateral Trust Agreement. This Additional Secured Debt Designation is being executed and delivered in order to designate additional secured debt as either Parity Lien Debt or Junior Lien Debt entitled to the benefit of the Collateral Trust Agreement.
     The undersigned, the duly appointed Chief Financial Officer of the Company hereby certifies on behalf of the Company that:
     The Company intends to incur additional Secured Debt (“Additional Secured Debt”) which will be Junior Lien Debt permitted by each applicable Secured Debt Document to be secured with a Junior Lien Equally and Ratably with all existing and future Junior Lien Debt;
     The Additional Secured Debt is permitted to be incurred and secured Equally and Ratably by a Junior Lien under each applicable Secured Debt Document;
     The name and address of the Secured Debt Representative for the Additional Secured Debt for purposes of Section 7.7 of the Collateral Trust Agreement is:
     The Bank of New York Mellon Trust Company, N.A.
     10161 Centurion Parkway N.
     Jacksonville, FL 32256
     Telephone: 904-998-4778
     Fax: 904-645-1921
     The Company has caused a copy of this Additional Secured Debt Designation to be delivered to each existing Secured Debt Representative.
     The Company and each Guarantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Security Documents, including, without limitation, the applicable Required
Terremark
Additional Secured Debt Designation
Second Lien Notes

Mortgage Amendment Deliverables (as defined in the Mortgage); provided, that, with respect to the issuance of the Additional Secured Debt, the Company and the Guarantors shall use their reasonable best efforts to have all necessary actions taken promptly following the date of the issuance of such Additional Secured Debt to execute, amend, file or record the relevant Security Documents governing the Mortgages, account control agreements, and the pledge agreements governing the Company’s foreign subsidiaries to ensure that the Second Lien Notes are secured by the Collateral in accordance with the Security Documents, such actions to be completed no later than 120 days thereafter.
Terremark
Additional Secured Debt Designation
Second Lien Notes

     IN WITNESS WHEREOF, the Company has caused this Additional Secured Debt Designation to be duly executed by the undersigned officer as of November 16, 2010.

TERREMARK WORLDWIDE, INC.

By:	/s/ Jose A. Segrera
Name: Jose A. Segrera
Title: Chief Financial Officer
ACKNOWLEDGEMENT OF RECEIPT
The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Secured Debt Designation.

U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee

By:	/s/ Thomas S. Maple III
Name: Thomas S. Maple III
Title: Vice President
[Signature Page]
Terremark
Additional Secured Debt Designation
Second Lien Notes